Exhibit 10.(p)

                               LENNAR CORPORATION

                   2000 STOCK OPTION AND RESTRICTED STOCK PLAN

1. Purpose of the Plan

         The Purpose of the Plan is to encourage and enable those officers, employees and directors of the Company upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in Lennar, and by doing so to stimulate the efforts of those officers, employees and directors on behalf of the Company and strengthen their desire to remain officers, employees or directors of the Company. The Plan is an amendment and complete restatement of the 1997 Stock Option Plan and provides, in addition to the granting of stock options, for the granting of Restricted Stock.

2. Definitions

         As used in this Plan the following definitions apply:

                  (a) "Assumed Options" means options granted in connection with the spinoff of LNR from Lennar Corporation in substitution for unexercised options granted under the Lennar Corporation 1991 Stock Option Plan or otherwise.

                  (b) "Board of Directors" means the Board of Directors of Lennar.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as is specified by the Board of Directors to perform the functions and duties of the Committee under the Plan. If there is no Compensation Committee and the Board of Directors does not appoint another Committee, the Board of Directors will be the Committee.

                  (e) "Common Stock" means common stock, par value $.10 per share, of Lennar.

                  (f) "Company" means Lennar and all of its more than 50% owned subsidiaries.

                  (g) "Director" means any person serving as a member of the board of directors of any corporation included in the Company.

                  (h) "Discretion" means the ability of a committee or other body to act in its sole discretion, with no requirement that it follow past practices or treat one employee in a manner consistent with the treatment afforded to any other employee.

                  (i) "Grantee" means a person who holds a stock option, Stock Appreciation Right or Restricted Stock granted under the Plan.

                  (j) "Incentive Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan and is intended to be, and qualifies as, an Incentive Stock Option as that term is used in Section 422 of the Code.

                  (k) "Key Employee" means an officer or employee of the Company, who the Committee determines can contribute significantly to the growth and successful operations of the Company.

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                  (l) "Lennar Equivalent Fraction" means a fraction of which (i)
         the numerator is the average of the closing prices of Lennar
         Corporation common stock, as reported on the New York Stock Exchange on October 27, 28, 29, 30 and 31, 1997 and (ii) the denominator is the average of the closing prices of Lennar Common Stock, as reported on the New York Stock Exchange on November 3, 4, 5, 6 and 7, 1997.

                  (m) "Lennar Options" means options granted under the Lennar 1991 Stock Option Plan, as it may have been amended and restated from time to time, which were outstanding (whether or not they were immediately exercisable) on October 31, 1997.

                  (n) "Lennar" means Lennar Corporation, a Delaware corporation, or its successor by merger or any similar transaction.

                  (o) "Nonqualified Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an Incentive Stock Option as that term is used in Section 422 of the Code.

                  (p) "Officers and Directors Stock Option Committee" means a committee designated by the Board of Directors, consisting of two or more persons all of whom are outside directors, as that term is used in
         Section 162(m) of the Code.

                  (q) "Plan" means this Lennar Corporation 2000 Stock Option and Restricted Stock Plan.

                  (r) "Restricted Stock" means Common Stock granted under the terms of the Plan, which are subject to the restrictions hereunder.

                  (s) "Securities Act" means the Securities Act of 1933, as amended.

                  (t) "Stock Appreciation Right" means a right to receive the appreciation in value, or a portion of the appreciation value, of a specified number of shares of Common Stock, as provided in Section 4(b).

                  (u) "10% Stockholder" means a person who owns (after applying the attribution rules contained in Section 424 of the Code) more than 10% of the total combined voting stock of all classes of Lennar or of any parent or subsidiary.

3. Authority to Grant Stock Options

         (a) The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of stock options under the Plan to any one or more Key Employees or Directors. Subject to adjustment pursuant to Section 13, in no event may any Grantee receive stock options for more than 750,000 shares of Common Stock in any fiscal year. The Committee or the Officers and Directors Stock Option Committee may at their discretion, grant Assumed Options to Grantees that are intended to replace those unexercised stock options granted by Lennar under its 1991 Stock Option Plan; it is intended that such replacement would comply with Section 424 of the Code. An Assumed Option issued in substitution for a Lennar Option will entitle the holder to purchase a number of shares of Common Stock equal to (i) the number of shares which were subject to the Lennar Option on October 31, 1997, times (ii) the Lennar Equivalent Fraction. Stock options granted under the Plan may be Incentive Options or Nonqualified Options, except that (i) no officer or Director who is not an employee may be granted an Incentive Option, and (ii) no employee may be granted an Incentive Option which would result in the aggregate fair market value, determined as of the date the stock option is granted, of the Common Stock with respect to which that Incentive Option and all other Incentive Options held by that employee under any plan maintained by Lennar (or any parent or subsidiary of Lennar) are exercisable for the first time by that employee during any calendar year exceeding $100,000. Each stock option will be designated at the time of grant as a Nonqualified Option or as an Incentive Option.

         (b) Without limiting the generality of what is stated in Section 3(a), stock options may be granted to a Key Employee regardless of the fact that stock options or Stock Appreciation Rights previously granted to that Key Employee remain unexercised, and a Grantee may exercise a stock option or Stock Appreciation Right when it is

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exercisable by its own terms, notwithstanding that there are stock options and
Stock Appreciation Rights which were previously granted to that Grantee which remain unexercised.

4. Authority to Grant Stock Appreciation Rights

         (a) The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of Stock Appreciation Rights to any Key Employees or Directors who hold or are receiving stock options granted under the Plan. Each Stock Appreciation Right will relate to a specific stock option granted under the Plan. A Stock Appreciation Right may be granted concurrently with the stock option to which it relates or at any time after the stock option has been granted and before it has been exercised, terminates or expires. The number of shares subject to a Stock Appreciation Right may not exceed the number of shares, which may be issued on exercise of the option to which the Stock Appreciation Right relates.

         (b) The term "Stock Appreciation Right" means the right to receive from the Company, without payment by the Grantee, an amount equal to the excess of the fair market value on the date the Stock Appreciation Right is exercised of the number of shares of Common Stock for which the Stock Appreciation Right is exercised over the exercise price the Grantee would have had to pay to exercise the related stock option in order to purchase that number of shares of Common Stock. Upon exercise of a Stock Appreciation Right the Participant will automatically be deemed to surrender the related stock option with regard to the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Stock Appreciation Rights may specify that the sum to be paid upon their exercise may be paid by the Company in cash, in Common Stock valued at its fair market value on the date the Stock Appreciation Right is exercised, or in any combination of cash and Common Stock valued in that manner.

         (c) A Stock Appreciation Right granted under the Plan will be exercisable only when, and with regard to the number of shares of Common Stock as to which, the related stock option is exercisable and will lapse when the related stock option terminates or expires. A Stock Appreciation Right granted under the Plan may only be transferred when, and to the person, to whom the right to exercise the related stock option is transferred as provided in Section 15.

5. Authority to Grant Restricted Stock

         The Committee or the Officers and Directors Stock Option Committee may in its discretion, as reflected by the terms of the applicable award agreement, at any time (i) authorize the grant of Restricted Stock under the Plan to any one or more Key Employees or Directors; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate. However, the aggregate number of shares of Restricted Stock granted to a Key Employee or Director in any fiscal year shall not exceed 750,000.

6. Terms and Conditions of Stock Options

         (a) Expiration Date: Each stock option granted under the Plan, other than an Assumed Option, will expire on a date determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, when the option is granted, which will be not more than 10 years after the date of grant, except that an Incentive Option granted to a Key Employee who, at the time of the grant, is a 10% Stockholder will expire not more than five years after the date of grant.

         (b) Exercise Date:

                  (i) Each stock option granted under the Plan, other than an Assumed Option, will be exercisable at such time or times, and in such installments, as are determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, when the stock option is granted. In the case of new Assumed Options granted to a Grantee in replacement in accordance with Section 424 of the Code for options held by the Grantee, the new options may be made exercisable, if so determined by the Committee or the Officers and Directors Stock Option Committee, in its discretion, at the earliest date the replaced options were available.

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                  (ii) Each Assumed Option issued in substitution for a Lennar
         Option will be exercisable with regard to (x) the number of shares as to which the Lennar Option would have been exercisable, multiplied by
         (y) the Lennar Equivalent Fraction.

         (c) Price:

                  (i) The exercise price of each stock option granted under the Plan, other than an Assumed Option, will be determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, at the time the stock option is granted, except that the exercise price of a stock option may not be less than (i) if the stock option is an Incentive Option granted to a person who is not a 10% Stockholder, 100% of the fair market value of the Common Stock on the date the stock option is granted or (ii) if the stock option is an Incentive Option granted to a 10% Stockholder, 110% of the fair market value of the Common Stock on the date the stock option is granted. If the stock option is a Nonqualified Option, the option may be granted at any price determined by the appropriate committee, except that a stock option intended to qualify for an exception under Section 162(m) of the Code, shall have an exercise price of not less than 100% of the fair market value of the Common Stock on the date the stock option is granted. For the purposes of the Plan, the fair market value of a share of the Common Stock on any day will be the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, on the principal securities exchange or market on which the Common Stock is traded) on that date, or if there are no sales on that date, on the next following day on which there are sales. In the event the Common Stock is not publicly traded as of the date the option is granted, the exercise price of each such Incentive Option granted under the Plan will be determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, at the time the Incentive Option is granted, except that the exercise price of the Incentive Option may not be less than the fair market value of such shares as of the grant date, with such fair market value determination to be made in 'good faith' as prescribed in Section 14a.422A-1 Q&A 2(c)(4) of the Temporary Treasury Regulations.

                  (ii) The per share exercise price of an Assumed Option issued in substitution for a Lennar Option will be (x) the per share exercise price of the Lennar Option on October 31, 1997, divided by (y) the Lennar Equivalent Fraction.

         (d) Assignment: No stock option granted under the Plan may be assigned or transferred, other than as provided in Section 15 upon the death of the Grantee to whom the stock option was granted; provided, however, that the Committee or the Officers and Directors Stock Option Committee, may (but need not) permit other transfers, where the Committee or the Officers and Directors Stock Option Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an Incentive Option to fail to meet the requirements set forth in Section 422(b) of the Code (or any applicable successor to that Section) and (iii) is otherwise appropriate and desirable.

         (e) Payment of Option Exercise Price: The exercise price of any stock option will be payable in cash or by check payable to the order of Lennar, except that the Committee or the Officers and Directors Stock Option Committee may determine, in its discretion, that the exercise price of the stock option may be paid by delivering shares of Common Stock with a fair market value at the date the stock option is exercised equal to all or any part of the exercise price, with any remaining balance to be paid in cash or by check payable to the order of Lennar.

7. Terms and Conditions of Restricted Stock

         (a) Performance Goals: The Committee or the Officers and Directors Stock Option Committee, in its Discretion, shall in the case of grants of Restricted Stock intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (i) establish one or more performance goals ("Performance Goals") as a precondition to the grant of Restricted Stock awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined grants of specified numbers of shares of Restricted Stock to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied; provided, however, that the Committee or the Officers and Directors Stock Option Committee shall retain the

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discretion to reduce the number of shares subject to the Restricted Stock grant prior to the award. The Performance Goals shall be based upon the achievement of
(i) a specified level, of (x) the Company's consolidated pre-tax or after-tax earnings or EBITDA or (y) the pre-tax or after-tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of Lennar or the Company, (ii) the achievement of a specified level of revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income or net operating income as a percentage of book value with regard to the Company, particular subsidiaries, divisions or business units of Lennar or the Company, particular assets or groups of assets or particular employees or groups of employees, or
(iii) any combination of the foregoing. Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award of Restricted Stock hereunder, the Officers and Directors Stock Option Committee shall have certified that any applicable Performance Goals, and other material terms of the grant, have been satisfied. Notwithstanding the foregoing, Performance Goals which do not satisfy the foregoing provisions of this Section 7(a) may be established by the Committee or the Officers and Directors Stock Option Committee with respect to grants of Restricted Stock not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

         (b) Vesting Periods: In connection with the grant of a Restricted Stock award, whether or not Performance Goals apply thereto, the Committee or the Officers and Directors Stock Option Committee shall establish one or more vesting periods ("Vesting Periods") with respect to the shares of Restricted Stock granted hereunder, the length of which shall be determined in the Discretion of the Committee or the Officers and Directors Stock Option Committee. Subject to the provisions of this Section 7, the Restricted Stock agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable Vesting Period.

         (c) Assignment: No Restricted Stock award granted under the Plan may be assigned or transferred, other than as provided in Section 15 upon the death of the Grantee to whom the Restricted Stock was granted; provided, however, that the Committee or the Officers and Directors Stock Option Committee may (but need not) permit other transfers, where the Committee or the Officers and Directors Stock Option Committee concludes that such transferability is appropriate and desirable.

         (d) Certificates: A stock certificate shall be issued with respect to shares of Restricted Stock awarded under the Plan. Such certificates shall be registered in the name of the Grantee. The certificates for shares of Restricted Stock issued hereunder may include any legend which the Committee or the Officers and Directors Stock Option Committee deems appropriate to reflect any restrictions on transfer hereunder or under the written agreement, or as the Committee or the Officers and Directors Stock Option Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

         The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Lennar Corporation 2000 Stock Option and Restricted Stock Plan and a written agreement entered into between the registered owner and Lennar Corporation. Copies of such Plan and agreement are on file in the offices of the Lennar Corporation at 700 NW 107th Avenue, Miami, Florida, 33172.

         (e) The Committee or the Officers and Directors Stock Option Committee shall require that the stock certificates evidencing such shares be held in custody by Lennar until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. If and when such restrictions so lapse, the stock certificates and stock power shall be delivered by Lennar to the recipient or his or her designee.

8. Withholding Payment

         If as a result of (i) the exercise of a stock option or a Stock Appreciation Right, or (ii) the lapse of restrictions on Restricted Stock (or other income recognition event, such as an election under Section 83 (b) of the
Code), the

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Company is required to pay any amount as withheld income tax (or such other applicable tax), the Company may, at its Discretion, either (i) reduce the number of shares of Common Stock issuable upon exercise of the stock option, or the cash or Common Stock to be paid or delivered upon exercise of the Stock Appreciation Right, by the amount of the required withholding (with the Common Stock valued at its fair market value on the date the stock option or Stock Appreciation Right is exercised), or (ii) require that, as a condition to exercise of the stock option or Stock Appreciation Right or as a condition precedent to issuance of the Restricted Stock, the Grantee remit to the Company the amount of withholding tax required to be paid as a result of the exercise. If a person makes a disqualifying disposition (as that term is used in Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, that person will promptly notify the Company of the disqualifying disposition and pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition. If a person fails to reimburse the Company for any sum he or she is required to pay as a result of a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company may withhold that amount from any payments of salary or other payments the Company is required to make to the person or may take any other lawful steps to collect that amount from the person.

9. Written Agreement

         Promptly after a stock option, Stock Appreciation Right or Restricted Stock award is granted under the Plan, Lennar will provide the Grantee of such stock option, Stock Appreciation Right or Restricted Stock with a written agreement containing the provisions of such award. The terms of the agreement will be in accordance with the Plan, but may contain additional provisions and restrictions authorized by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, which are not inconsistent with the Plan. Each agreement relating to a stock option will state whether the stock option is or is not intended to be an Incentive Option. Each Grantee of an award granted under the Plan will be bound by the terms of the Plan and of the agreement relating to the stock option, Stock Appreciation Right or Restricted Stock.

10. Administration of the Plan

         (a) The Plan will be administered by the Committee or the Officers and Directors Stock Option Committee. The Officers and Directors Stock Option Committee shall be authorized to take action under the Plan as it relates to and in order to comply with Section 162(m) of the Code.

         (b) The Committee or the Officers and Directors Stock Option Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration.

         (c) Subject to the limitations contained in the Plan, the Committee or the Officers and Directors Stock Option Committee will have full power, in its Discretion, (i) to grant Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock to any one or more Key Employees or Directors, as applicable, (ii) to determine as to any stock option, or Stock Appreciation Right granted to any Key Employee or Director the number of shares of Common Stock to which the stock option or Stock Appreciation Right will relate, the exercise price of the stock option or Stock Appreciation Right, the term of the stock option or Stock Appreciation Right, and all other terms of the stock option or Stock Appreciation Right and (iii) to determine the number of shares of Restricted Stock granted to any Key Employee or Director and all other terms of the Restricted Stock.

         (d) In exercising its powers under the Plan, the Committee or the Officers and Directors Stock Option Committee may act in its sole discretion, with no requirement that it follow past practice or treat one employee, officer or Director in a manner consistent with the treatment afforded to any other employee, officer or Director.

         (e) All actions taken and decisions made by the Committee or the Officers and Directors Stock Option Committee will be binding and conclusive on all Grantees of stock options, Stock Appreciation Rights or Restricted Stock granted under the Plan and all other officers, employees and Directors of the Company, and on their respective legal representatives and beneficiaries. No member of the Committee or the Officers and Directors Stock Option Committee will be liable for any determination made or action taken in good faith with respect to the Plan or any stock options, Stock Appreciation Rights or Restricted Stock granted under the Plan, or for any decision not to grant stock options, Stock Appreciation Rights or Restricted Stock under the Plan to any officer, employee or Director of the Company.

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11. Shares Available for Options

         The aggregate number of shares of Common Stock which may be issued as Restricted Stock or upon exercise of stock options (including Assumed Options) or Stock Appreciation Rights granted under this Plan is four million (4,000,000) shares, subject to adjustment as provided in Section 13. Any shares of Restricted Stock or shares which are subject to stock options or Stock Appreciation Rights which terminate or are surrendered (including shares subject to stock options which are deemed surrendered because of exercise of Stock Appreciation Rights, to the extent the shares are not issued on exercise of the Stock Appreciation Rights) may again be made the subject of awards under the Plan, will be available to be issued as Restricted Stock or subsequently granted stock options or Stock Appreciation Rights. Any shares as to which stock options or Stock Appreciation Rights are exercised but which are retained by Lennar to pay the exercise price of stock options, to reimburse the Company for paying withholding taxes or otherwise, will be deemed to have been issued upon exercise of stock options or Stock Appreciation Rights, and will not be available to be issued as Restricted Stock or on exercise of other stock options or Stock Appreciation Rights.

12. Laws and Regulations

         (a) The obligation of the Company to sell shares with respect to an award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee or the Officers and Directors Stock Option Committee.

         (b) The Committee or the Officers and Directors Stock Option Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an award.

         (c) Each grant of stock options, Stock Appreciation Rights or Restricted Stock is subject to the requirement that, if at any time the Committee or the Officers and Directors Stock Option Committee determines, in its discretion, that the listing, registration or qualification of shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of stock options, Stock Appreciation Rights or shares of Restricted Stock, no payment shall be made, or shares issued or grants of Restricted Stock made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee or the Officers and Directors Stock Option Committee.

         (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee or the Officers and Directors Stock Option Committee may require any individual receiving shares pursuant to the Plan, as a condition precedent to receipt of such shares, to represent to the Company in writing that such shares are acquired for investment only and not with a view to distribution and that such shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

13. Modification of Numbers of Shares and Other Securities

         If (a) the Company at any time is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or similar transaction,
(b) there is a stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of Lennar, or a distribution to holders of Common Stock other than a cash dividend or (c) any other event occurs which in the judgment of the Committee necessitates an adjustment to the

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terms of the outstanding stock options, Stock Appreciation Rights or Restricted
Stock awards which were issued under the Plan, the Committee or the Officers and Directors Stock Option Committee may make such modifications in the terms of outstanding stock options, Stock Appreciation Rights or Restricted Stock awards as in its judgment are appropriate so the Grantees' rights will be substantially proportionate to the rights existing prior to the event, and to maintain the continuing availability of shares under Section 11 (if shares are otherwise then available) including, without limitation, adjustments in (i) the number and kind of shares subject to stock options or Restricted Stock awards, (ii) the exercise price of outstanding stock options and (iii) the number and kind of shares available under Section 11. To the extent that such action includes an increase or decrease in the number of shares subject to outstanding options, Stock Appreciation Rights or Restricted Stock awards, the number of shares available under Section 11 above will be increased or decreased, as the case may be, proportionately. In addition, the limits on the number of options or Restricted Stock that may be granted to an individual under Sections 3 and 5 may be adjusted proportionately. The judgment of the Committee or the Officers and Directors Stock Option Committee with respect to any matter referred to in this
Section 13 will be conclusive and binding upon each Grantee without the need for any amendment to the Plan or any stock options, Stock Appreciation Rights or Restricted Stock which had been granted under the Plan.

14. Effects of Termination of Employment

         (a) Unless otherwise provided in an individual written agreement pursuant to Section 9 hereof, each stock option and related Stock Appreciation Right granted under the Plan will terminate when the Grantee ceases to be an officer, employee or Director of the Company, except that

                  (i) If a Grantee of a stock option dies while an officer, employee or Director of the Company, each stock option and related Stock Appreciation Right granted under the Plan (or any predecessor) and held by the Grantee at the date of the Grantee's death shall become fully vested and may be exercised, by the Grantee's legal representative until 12 months after the date of death.

                  (ii) If a Grantee of a stock option ceases to be an officer, employee or Director of the Company,

                  (A)      after the Grantee becomes 65 years old,

                  (B) because of the disability of the Grantee (as determined by the Committee in its Discretion), or

                  (C) under other circumstances which the Committee or the Officers and Directors Stock Option Committee, in its Discretion, determines to justify continued exercise of stock options and related Stock Appreciation Rights, each stock option and related Stock Appreciation Right held by the Grantee on the date the Grantee ceased to be an officer, employee or Director of the Company may be exercised, to the extent it was exercisable on the date the Grantee ceased to be an officer, employee or Director of the Company (or, with the consent of the Committee or the Officers and Directors Stock Option Committee in full) until the earlier of (x) three months after the date the Grantee ceases to be an officer, employee or Director of the Company, or (y) the date the stock option expires by its own terms.

         (b) Notwithstanding the above, if an Incentive Option is granted to a Director or officer, who is also an employee, in the event such Grantee ceases to be an employee, that option may be converted to a Nonqualified Option, under circumstances which the Committee or the Officers and Directors Stock Option Committee, in its Discretion deems appropriate, if that option is not exercised by the Grantee within three months of the time the Grantee ceases to be an employee, and shall thereafter be subject to the provisions of clause (A), (B) or (C) of subparagraph (a) (ii) above so long as the Grantee remains a Director or officer.

         (c) Unless otherwise provided in an individual written agreement pursuant to Section 9 hereof, each nonvested Restricted Stock granted under the Plan will be forfeited when the Grantee ceases to be an officer, employee or Director of the Company, except that

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

                  (i) If a Grantee of a nonvested Restricted Stock award dies while an officer, employee or Director of the Company, all restrictions will immediately lapse on all Restricted Stock granted to the applicable Grantee, however any Performance Goals under Section 7 must still be achieved prior to the award of such shares of Restricted Stock.

                  (ii) If a Grantee of a nonvested Restricted Stock ceases to be an officer, employee or Director of the Company,

                  (A) because of disability of the Grantee (as determined by the Committee or the Officers and Directors Stock Option Committee in its discretion), or

                  (B) under other circumstances as determined by the Committee or the Officers and Directors Stock Option Committee, in its discretion,

such Restricted Stock shall (with the consent of the Committee or the Officers and Directors Stock Option Committee) not be forfeited; however, any Performance Goals under Section 7 must still be achieved prior to the award of such shares of Restricted Stock.

         (d) Notwithstanding the above, (i) each stock option granted under the Plan (or any predecessor Plan) shall be fully vested and the restrictions will immediately lapse on all Restricted Stock granted under the Plan and any Performance Goals shall be deemed to be met upon a Change in Control. For purposes of this Plan, a "Change in Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a "Group"), together with any affiliates thereof, other than a transaction with any wholly owned subsidiary of Company, (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than Leonard Miller and any Permitted Transferees of Leonard Miller) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company; (iv) a majority of the members of the Board of Directors of the Company are persons who were not Directors on the date of this Plan and whose election was not approved by a vote of at least a majority of the members of the Board of Directors of the Company in office at the time of the election who either were members of the Board of Directors on the date of this Plan or whose election as members of such Board of Directors was previously approved by such a majority.

"Permitted Transferee" means, with respect to any person, (i) that person's spouse, (ii) a parent or lineal descendant (including an adopted child) of a parent of that person, or the spouse of a lineal descendant of a parent of that person, (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, that person, or a trustee, guardian or custodian for a Permitted Transferee of that person, (iv) the trustee of a trust (including a voting trust) for the benefit of that person and (v) a corporation, partnership, trust or other entity of which that person and Permitted Transferees of that Person are the beneficial owners of a majority in voting power of the equity.

15. No Rights to Continued Employment

         Nothing in the Plan or in any stock option, Stock Appreciation Right or Restricted Stock award granted under the Plan will give any officer, employee or Director of the Company a right to continue to be an officer, employee or Director of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer, employee or Director at any time for any reason whatsoever, with or without cause.

16. Rights as a Shareholder

         Other than as provided under Section 7, Grantee shall have no rights as a stockholder with respect to any shares covered by any stock option or Stock Appreciation Right or any shares of Restricted Stock until the issuance of a stock certificate to the Grantee for such shares.

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

17. Effective Date

         This restatement of the Plan will be effective on the date it is adopted by the Board of Directors, provided that the stockholders of Lennar approve this restatement within 12 months after it is adopted by the Board of Directors. Stock options, Stock Appreciation Rights and Restricted Stock may be granted prior to approval of the Plan by the stockholders of Lennar, but each stock option, Stock Appreciation Right and Restricted Stock granted prior to stockholder approval of this restatement will be subject to approval of this restatement by the stockholders of Lennar within 12 months after its adoption. No stock option or Stock Appreciation Right may be exercised or Restricted Stock become vested until the Plan is approved by the stockholders of Lennar, and all stock options, Stock Appreciation Rights and Restricted Stock granted before the Plan is approved by the stockholders of Lennar will automatically terminate at the end of 12 months after the Plan is adopted by the Board of Directors if the Plan is not approved by the stockholders of Lennar by that date.

18. Amendments of the Plan

         The Board of Directors may amend the Plan at any time, except that no amendment to the Plan will be effective until it is approved by the stockholders of Lennar if the amendment (a) increases the maximum number of shares which may be issued as Restricted Stock or upon exercise of stock options or Stock Appreciation Rights granted under the Plan, (b) changes the categories of persons eligible to receive stock options, Stock Appreciation Rights or Restricted Stock under the Plan or (c) materially increases the benefits officers or employees of the Company may receive under the Plan. No amendment to the Plan will change the exercise price, or otherwise alter any provision, of any stock option, Stock Appreciation Right or Restricted Stock which has been granted prior to the amendment, unless the Grantee of the stock option, Stock Appreciation Right or Restricted Stock consents to the change.

19. Termination of the Plan

         The Plan may be terminated at any time by the Board of Directors. The Plan will terminate on the 10th anniversary of the date it is adopted by the Board of Directors unless it is terminated before that. No stock options, Stock Appreciation Rights or Restricted Stock may be granted after the Plan is terminated. However, termination of the Plan will not affect any stock option, Stock Appreciation Right or Restricted Stock which is outstanding when the Plan is terminated.

20. Governing Law

         With respect to stock or options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any options or stock granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Grantees under, the Plan, the agreements and any options or stock granted thereunder shall be governed by applicable federal law and, to the extent not governed by federal law, by the laws of the State of Florida.

         As approved by the Board of Directors of Lennar Corporation on June 22, 2000.

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